Exhibit (c)(13)

                                                   STRICTLY PRIVATE & CONFIDENTIAL  Discussion Materials  Project Overdrive  Goldman Sachs & Co. LLC  November 5, 2018  Goldman Sachs does not provide accounting, tax, or legal advice. Notwithstanding anything in this document to the contrary, and except as required to enable compliance with applicable securities law, you (and each of your employees, representatives, and other agents) may disclose to any and all persons the US federal income and state tax treatment and tax structure of the transaction and all materials of any kind (including tax opinions and other tax analyses) that are provided to you relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind.

                                                     STRICTLY PRIVATE & CONFIDENTIAL  2  Disclaimer  These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board") and senior management of Nova (the "Company") in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, any other party to any transaction and any of their respective affiliates or any currency or commodity that may be involved in any transaction. Goldman Sachs’ investment banking division maintains regular, ordinary course client service dialogues with clients and potential clients to review events, opportunities, and conditions in particular sectors and industries and, in that connection, Goldman Sachs may make reference to the Company, but Goldman Sachs will not disclose any confidential information received from the Company.The Confidential Information has been prepared based on historical financial information, forecasts and other information obtained by Goldman Sachs from publicly available sources, the management of the Company or other sources (approved for our use by the Company in the case of information from management and non-public information). In preparing the Confidential Information, Goldman Sachs has relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us, and Goldman Sachs does not assume any liability for any such information. Goldman Sachs does not provide accounting, tax, legal or regulatory advice.Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company or any other party to any transaction or any of their respective affiliates and has no obligation to evaluate the solvency of the Company or any other party to any transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters. The analyses contained in the Confidential Information do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold or purchased. Goldman Sachs’ role in any due diligence review is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis and shall not be on behalf of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses, and Goldman Sachs does not assume responsibility if future results are materially different from those forecast.The Confidential Information does not address the underlying business decision of the Company to engage in any transaction, or the relative merits of any transaction or strategic alternative referred to herein as compared to any other transaction or alternative that may be available to the Company. The Confidential Information is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of such Confidential Information and Goldman Sachs assumes no responsibility for updating or revising the Confidential Information based on circumstances, developments or events occurring after such date. The Confidential Information does not constitute any opinion, nor does the Confidential Information constitute a recommendation to the Board, any security holder of the Company or any other person as to how to vote or act with respect to any transaction or any other matter. The Confidential Information, including this disclaimer, is subject to, and governed by, any written agreement between the Company, the Board and/or any committee thereof, on the one hand, and Goldman Sachs, on the other hand.

                                                     STRICTLY PRIVATE & CONFIDENTIAL  2  DisclaimerCont’d  All information herein has been prepared specifically for you and is for discussion purposes only. The terms and conditions set forth below are indicative only as of the date of this presentation and are subject to change. This information is not an expressed nor an implied commitment by Goldman Sachs to act in any capacity in any such transaction, to provide financing or to purchase or place any loans or securities, which commitment shall only be set forth in a separate agreement and such finalized terms and conditions are subject to further discussion and negotiation. This material is based upon certain factors, assumptions and historical information as Goldman Sachs may in its absolute discretion have considered appropriate. Participation by Goldman Sachs in any transaction contemplated herein is subject to, among other things, completion of mutually acceptable documents, satisfactory due diligence, internal review and approvals. Goldman Sachs does not provide accounting, tax, regulatory or legal advice, such matters should be discussed with your advisors and/or counsel.This communication, and any accompanying information, has been prepared by the Investment Banking Division of Goldman Sachs for your information only and is not a product of the research departments of Goldman Sachs. All materials, including proposed terms and conditions, are indicative and for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Any opinions expressed are our present opinions only and Goldman Sachs is under no obligation to update those opinions. All information, including any price indications provided is supplied in good faith based on information which we believe, but do not guarantee, to be accurate or complete; we are not responsible for errors or omissions contained therein. Certain transactions, including those involving derivatives, give rise to substantial risk and are not suitable for all investors. Goldman Sachs does not provide accounting, tax or legal advice; however, you should be aware that any proposed indicative transaction could have accounting, tax, legal or other implications that should be discussed with your advisors and /or counsel. Certain provided information may be based on Goldman Sachs' own good faith understanding of the application of certain accounting rules as they apply to qualifying hedges and non-hedging derivatives. Goldman Sachs makes no representation as to whether its understanding of certain accounting rules is correct and, by providing such information, is not providing you with any accounting advice, including, without limitation, any advice regarding the appropriateness of hedge accounting for a particular derivative transaction or the potential income statement impact of such derivative transaction or the analyzed portfolio of transactions. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. We are under no obligation to extend, renew or otherwise restructure any proposed indicative transaction. All information provided was supplied in good faith based on information which we believe, but do not guarantee, to be accurate or complete; however, we are not responsible for errors or omissions that may occur. Further information regarding this material may be obtained upon request.

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Executive Summary

Key Updates Since Last Week

INVESTMENT BANKING DIVISION

Ignite Valuation and Potential Offer Price

- Ignite share price closed at $37.86 on Friday (vs. $36.96 the prior week) while the 30-day VWAP is currently $36.40 (vs. $37.67 a week ago)
  - A potential offer in the $42-$44 per share range now represents a premium range of 11%-16% of current price or 15%-21% of the 30-day VWAP
- Consistent with last week, we would still recommend an initial offer of $42 or $43 per share and think acquiring the Company for $45/share or less would represent a very good outcome for the Family
  - Based on precedent premia analysis (as discussed in detail last week), the Ignite Board is likely hoping for a price in the high $40s or $50/share range

Debt Financing for Acquisition of Ignite

- We are currently reviewing Nova's requests on the key financing terms sent across Friday November 2 with our committee, and are on track to provide a response today
  - Key factors that our committee is considering include the increased debt quantum of $1.7bn and its corresponding impact on the business terms
- While commitment papers continue to progress, the GS team is also preparing a Highly Confident Letter for the increased debt quantum ahead of the Offer Date

Timing and Next Steps

- Family to continue to review and discuss all critical path items (debt, valuation, timing, equity partners etc.)
  - Continue to review all analysis and recommendations
- Potential equity partner process update
  - Confirmed meetings: SilverLake (Nov 12), John Henry (Nov 13), Confidential Family Investor (Nov 16), and Liberty (Nov 27)
  - TBC: Fox and AT&T
- Key workstreams ahead of Nov 9
  - Finalizing the debt package, committed financing papers and highly confident letter
  - Finalize offer letter including offer price and bidding strategy
  - Continue to refine the equity investor / partner presentation
  - Develop communications plan for all key constituents (employees, broadcast partners, sponsors, teams, etc.)

Executive Summary 5

                                                     STRICTLY PRIVATE & CONFIDENTIAL       Current   Illustrative Share Price  $ 37.86  $ 41.00   Potential Offer Range $ 42.00 $ 43.00 $ 44.00  $ 45.00  $ 48.00  % Premium to CurrentDilluted Shares Outstanding  0.0%44.1  8.3%44.1  10.9%44.1  13.6%44.1  16.2%44.1  18.9%44.1  26.8%44.1  Equity Market Cap  $ 1,670  $ 1,809  $ 1,853  $ 1,897  $ 1,941  $ 1,986  $ 2,118   Wall Street Estimates    Metric   Spark  Live Entertainment1  EV / Revenue  2018E  $ 695  2.4 x  2.6 x  2.6 x  2.7 x  2.8 x  2.8 x  3.0 x  1.5 x  2019E  717  2.3  2.5  2.6  2.6  2.7  2.7  2.9  1.5  2020E  735  2.2  2.4  2.5  2.6  2.6  2.7  2.9  1.4  2018 / '18 - '20 Growth  2.9%  0.8  0.9  0.9  0.9  1.0  1.0  1.1  0.5  3.4 x 3.3 3.20.5  EV / EBITDA  2018E  $ 250.7  6.6 x  7.1 x  7.3 x  7.5 x  7.7 x  7.8 x  8.4 x  6.3 x  2019E  260  6.4  6.9  7.1  7.2  7.4  7.6  8.1  6.1  2020E  266  6.2  6.7  6.9  7.1  7.2  7.4  7.9  6.0  2018 / '18 - '20 Growth  2.9%  2.2  2.4  2.5  2.6  2.6  2.7  2.9  2.2  10.5 x 9.7 9.11.8  EV / EBITDA - Capex  2018E  $ 109.1  15.2 x  16.4 x  16.8 x  17.2 x  17.6 x  18.0 x  19.3 x  8.4 x  17.7 x  2019E  155  10.7  11.6  11.8  12.1  12.4  12.7  13.6  8.6  15.6  2020E  168  9.9  10.7  10.9  11.2  11.5  11.7  12.5  7.0  14.0  2018 / '18 - '20 Growth  24.0%  0.6  0.7  0.7  0.7  0.7  0.8  0.8  NM  1.1                      Executive Summary  Ignite Valuation Perspectives($ in millions, except per share data)  Source: Company filings and Ignite management estimates, Bloomberg, market data as of 02-Nov-2018. 1 Live Entertainment includes Cedar Fair, Seaworld, and Six Flags                                     Relevant Datapoints   Median Premium% 52 Week High Premium Premium to 52 Week High Control Shareholder Premium  34%30%5.3%< 30%  (+) Debt(-) Cash    261(278)  261(278)  261(278)  261(278)  261(278)  261(278)  261(278)  Precedent Transaction EBITDA Mult. (Median) Precedent Transaction EBITDA Mult. (Low)  13 x9 x  Enterprise Value    $ 1,653  $ 1,791  $ 1,835  $ 1,880  $ 1,924  $ 1,968  $ 2,100      Implied Premium                      Current  $ 37.86  0.0%  8.3%  10.9%  13.6%  16.2%  18.9%  26.8%      52 Week High  47.15  (19.7)%  (13.0)%  (10.9)%  (8.8)%  (6.7)%  (4.6)%  1.8%      52 Week Low  35.18  7.6%  16.5%  19.4%  22.2%  25.1%  27.9%  36.4 %      VWAP                      30 Day VWAP  36.40  4.0%  12.6%  15.4%  18.1%  20.9%  23.6%  31.9%      3-Month VWAP  39.99  (5.3)%  2.5%  5.0%  7.5%  10.0%  12.5%  20.0%      6-Month VWAP  41.64  (9.1)%  (1.5)%  0.9%  3.3%  5.7%  8.1%  15.3%      1-Year VWAP  41.94  (9.7)%  (2.2)%  0.1%  2.5%  4.9%  7.3%  14.4%      3-Year VWAP  37.45  1.1%  9.5%  12.1%  14.8%  17.5%  20.2%  28.2%      5-Year VWAP  35.79  5.8%  14.6%  17.4%  20.1%  22.9%  25.7%  34.1%                      5  Executive Summary

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Executive Summary

Illustrative Timeline


Before Public Offering
Oct. – Nov. 9
Special Committee / Negotiation
Nov. 9 – Dec
Sign to Close / Pendency
Jan. – May
Oct
Nov
Nov
Dec
Jan
Feb
Mar
Apr
May
M&A
08-Nov
Go / No Go to Deliver Offer Letter
09-Nov
Board Meeting
Week Pre-Christmas
Sign Merger Agreement, Final Commitment Papers, and Announce Transaction
Draft SEC Filings
SEC Comment / Review Process
Share-holder Vote
Nova to Complete Due Diligence
Special Committee Deliberation and Negotiations
Finalize Offer Letter
Draft Definitive Documentation
Required Regulatory Review / Consents (HSR, FCC, etc.)
Transaction Close
Financing
09-Nov
GS provides signed Commitment Papers and Term Sheet
Relationship Banks Commit to Financing
Rating Agency Meetings
Launch TLB, Bank Meetings
Price TLB
GS to Conduct Further Diligence for Financing
Draft Commitment Papers
Revise / Conform Commitment Papers
Equity Partnership
12-Nov
SLP/WME/IMG
16-Nov
Confidential Family Investor (TBC)
13-Nov
John W Henry (TBC)
27-Nov
Liberty
Other Investor Meetings to be Scheduled
30-Nov-2018
End of Ignite's Fiscal Year
Late Jan
Ignite Q4 2018 Earnings / Audit Complete
Feb-17-2019
Daytona 500
Early April
Ignite Q1 2019 Earnings
Mid-April
Nova Audit Complete

Executive Summary

7

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Executive Summary

Potential Equity Partner Status Update

Partner	Key Contact	Meeting Date	Rationale
LIBERTY	Greg Maffei	27-Nov	■ Owns interests in a broad range of media, communications and entertainment businesses ■ Subsidiaries include Formula 1, Sirius XM, and the Braves Group which trade as separate tracking stocks
John W. Henry	John Henry	13-Nov	■ Expertise in sports and live event rights ■ Principal owner of The Boston Globe, Boston Red Sox, Liverpool Football Club and co-owner of Roush Fenway Racing
Confidential Family Investor	–	16-Nov	
SILVERLAKE WME | IMG	Egon Durben (SilverLake)	12-Nov	■ Diversified live sports experience (e.g. UFC, European Basketball JV, eSports) ■ Expertise in licensing and commercializing assets ■ Demonstrated strong interest in Formula 1
FOX	Eric Shanks	TBD	■ Multiple sports networks including Spanish focused Fox Deportes ■ National broadcast and cable distribution ■ Sophistication with media rights
AT&T	John Stankey	TBD	■ Provides broadband television services and satellite subscription services through U-verse and DirecTV ■ Acquisition of Time Warner providing original media content through Turner Broadcasting, HBO, etc.

Source: Public information sources and company websites

Executive Summary

8

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Preliminary Sources, Uses and Pro Forma Capitalization

~15mm Family Shares Rolled | $30mm Dividend

Sources	
Rolled Equity in Ignite	$ 715
Nova Cash on Balance Sheet	57
Ignite Cash on Balance Sheet	278
New Revolver	-
New First Lien Term Loan	1,662
Equity Partner Contribution	-
Total Source	**$ 2,713**

Uses	
Equity Purchase Price ($48 / Share)	$ 2,118
Paydown Existing Debt	348
Fees and Expenses	100
Cash to Balance Sheet	147
Total Uses	**$ 2,713**

	Status Quo Amount	x Mult.	Txn. Adj.	Pro Forma Amount	x Mult.	Synergized x Mult.	Coupon	Maturity
Cash[1]	$ 57		$ 90	$ 147				
Revolver ($100m Capacity)	-			-				
Nova Term Loan	50		(50)	-			L + 1.250 %	Aug-23
Nova Senior Notes	29		(29)	-			L + 1.250 %	Aug-23
Capital Leases	1		(1)	-				
New Revolver	-		-	-				5 years
New TLB	-		1,662	1,662				7 years
Total Debt	**$ 80**	**1.0 x**		**$ 1,662**	**5.0 x**	**4.6 x**		
Net Debt	*23*	*0.3 x*		*1,515*	*4.6 x*	*4.2 x*		
LTM Adj. EBITDA[2]	**$ 77**		**$ 256**	**$ 332**				
Cost Synergies				30				
EBITDA with Synergies				**$ 362**				

1) Cash balance as of Nova 30-Jun-2019

2) Projected pro forma EBITDA as of 30-Jun-2019 excluding synergies

Note: Transaction fees subject to change and no breakage fees on Nova's outstanding notes. Assumes $48.00/share purchase price, implying a ~27% premium to Ignite's share price of $37.86 as of 02-Nov-2018. Sources: Company Filings, Bloomberg, Investor Presentations, Company Management. Assumes 3,487,879 shares held by Brian France per Katherine Pace on 30-Oct-18.

Debt Financing Overview

10

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Pro Forma Leverage Sensitivity

Pro Forma Leverage & Estimated Paydown at Various Ignite Share Prices

~15mm Family Shares Rolled | $30mm Dividend

Pro Forma Gross Leverage[1]

Ignite Share Price	PF 30-Jun-2019	2019E	2020E	2021E	2022E
$ 42.00	4.4 x	4.2 x	3.8 x	3.1 x	2.5 x
$ 43.00	4.5 x	4.3 x	3.8 x	3.2 x	2.6 x
$ 44.00	4.6 x	4.4 x	3.9 x	3.3 x	2.7 x
$ 45.00	4.7 x	4.4 x	4.0 x	3.3 x	2.8 x
$ 46.00	4.8 x	4.5 x	4.1 x	3.4 x	2.9 x
$ 47.00	4.9 x	4.6 x	4.2 x	3.5 x	2.9 x
$ 48.00	5.0 x	4.7 x	4.3 x	3.6 x	3.0 x

Pro Forma Net Leverage

Ignite Share Price	PF 30-Jun-2019	2019E	2020E	2021E	2022E
$ 42.00	4.0 x	3.7 x	3.3 x	2.7 x	2.2 x
$ 43.00	4.1 x	3.8 x	3.4 x	2.8 x	2.3 x
$ 44.00	4.2 x	3.9 x	3.5 x	2.9 x	2.3 x
$ 45.00	4.3 x	4.0 x	3.6 x	3.0 x	2.4 x
$ 46.00	4.3 x	4.1 x	3.7 x	3.0 x	2.5 x
$ 47.00	4.4 x	4.2 x	3.8 x	3.1 x	2.6 x
$ 48.00	4.5 x	4.3 x	3.9 x	3.2 x	2.7 x

Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019. Assumes $48.00/share purchase price, implying a ~27% premium to Ignite's share price of $37.86 as of 02-Nov-2018. Analysis includes phased-in synergies of $5mm in 2019, $20mm in 2020 and $30mm in 2021-2022. Assumes 3,487,879 shares held by Brian France per Katherine Pace on 30-Oct-18.

Debt Financing Overview 11

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Stock Price Performance  Source: Bloomberg as of 02-Nov-2018Note: 52-week high and low reflects inter-day trading. VWAP based on closing price and total volume per day over the specified time period.                                $37.86  $20  $30  $40  $50  Nov-2013  Sep-2014  Jul-2015  May-2016  Mar-2017  Dec-2017  Oct-2018  Closing Price (USD)    Ignite    52-Week High    52-Week Low  13  Ignite Valuation Perspectives  52-Week High: $47.15  52-Week Low: $35.18   Share Price Current  $ 37.86  52-Wk High  47.15  52-Wk Low  35.18   VWAPS     VWAP Since Earnings  $ 36.40  30 Day VWAP  36.40  3-Month VWAP  39.99  6-Month VWAP  41.64  1-Year  41.94  2-Year  39.28  3-Year  37.45  5-Year  35.79

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Relative Stock Price PerformanceIgnite vs. Spark and Live Entertainment Peers  Last 3 Months  Last 12 Months  Last 6 Months  Last 3 Years  Source: Bloomberg as of 02-Nov-2018¹ Live Entertainment Peers includes Cedar Fair, Six Flags and Sea World.                  Ignite    Spark                                      80%  90%  100%  110%  120%  130%  140%  70%Nov-2015 Jul-2016Live Entertainment¹  Apr-2017  Jan-2018  Sep-2018  Indexed Price  10.2%  8.1%  (14.6)%                                  60%  80%  100%  120%  140%  160%  Nov-2017  Jan-2018  Mar-2018  May-2018  Jun-2018  Aug-2018  Oct-2018  Indexed Price  29.8%  (2.8)%  (19.4)%                                  80%  90%  100%  110%  120%  130%  May-2018  Jun-2018  Jul-2018  Sep-2018  Oct-2018  Indexed Price  8.8%  (9.4)%(7.9)%                                80%  14  Ignite Valuation Perspectives  90%  100%  110%  120%  130%  Aug-2018  Sep-2018  Oct-2018  Oct-2018  Indexed Price  3.5%  (10.6)%  (13.0)%

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Project Overdrive – Illustrative Timeline

- Overall timeline before signing and announcing a transaction will be driven by the Ignite Special Committee process
- This illustrative timeline assumes that the Ignite Special Committee's process and ensuing negotiation is concluded prior to Christmas
- This is a reasonable estimate at this stage; however, the time to signing/announcing the transaction could certainly slip into January (or later) depending how the Special Committee process plays out, at which point the balance of the sign-to-close workstreams would also be pushed out
- Timeline assumes required SEC filings after announcement can be prepared in ~6 weeks
- Timeline assumes regulatory review and any required consents (e.g. HSR, FCC) will occur inside of SEC review and shareholder vote process, which is the expectation
- Timeline assumes shareholder litigation will not impact time to close
- Timeline assumes equity investor meetings continue after signing definitive documentation (i.e., the debt could fund the entire transaction, and Nova may choose to reduce the debt amount with an equity investor at a later time)

Timeline Update

16

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

Preliminary Detailed Execution Timeline

INVESTMENT BANKING DIVISION

Period	Event / Workstream	Responsibility
Week of 10/29	■ Draft Commitment Papers	GS, N, BB, CGR
	■ GS to receive formal committee approval to provide Nova with Commitment Papers and a Highly Confident Letter	GS
Week of 11/05	■ Commitment Papers for initial bid agreed ahead of Nov. 8 Offer Date	GS, N, BB, CGR
	■ **GS to provide Nova with signed Commitment Papers and a Highly Confident Letter for Offer to Ignite (Nov. 8)**	GS
11/09 through Week of 12/10	■ **Ignite Board Meeting (Nov. 9)**	Ignite
	■ Continue refining Commitment Papers	GS, N, BB, CGR
	■ Complete business and legal due diligence for the transaction	GS, N, BB, CGR
	■ Begin drafting Bank Syndication Presentation	GS, N
	■ Begin drafting Rating Agency Presentation ("RAP") and create Lender Model	GS, N
	■ Finalize Bank Syndication Presentation	GS, N
Week of 12/17 through Week of 01/07	■ **Signing of Merger Agreement and Final Commitment Papers, followed by M&A Announcement (week of 12/17)**	GS, N, BB, CGR
	■ **Relationship Bank Lender Presentation (ideally day of, or day after announcement)**	GS, N
	■ Work with relationship banks to complete their diligence processes	GS, N
	■ Continue drafting RAP	GS, N
	■ Begin drafting Lender Presentation ("LP") and Confidential Information Memorandum ("CIM")	GS, N
	■ Begin drafting Marketing Term Sheet ("MTS")	BB, CGR
	■ **Relationship Banks commit to Revolving Credit Facility and Term Loan B (Week of 01/07)**	Relationship Banks
Week of 01/07 through Week of 01/21	■ Finalize RAP and Lender Model	GS, N
	■ Continue drafting LP and CIM; begin drafting Private Supplement ("P-Supp")	GS, N
	■ **RAP Dry Run (shortly before Rating Agency Meetings)**	GS, N
	■ **Meet with Ratings Agencies in NYC (Week of 01/21)**	GS, N
Week of 01/21 through Week of 02/04	■ Finalize MTS and send to Rating Agencies	GS, N, BB, CGR
	■ Finalize LP, CIM and P-Supp	GS, N
	■ **Receive Rating Agency Feedback (Week of 02/04)**	GS, N
	■ **Launch Term Loan B (Week of 02/04)**	GS, N
	■ **Host Bank Meeting in NYC (day after Launch)**	GS, N
Week of 02/04 through Week of 02/18	■ Post MTS to all lenders and Lender Model to private-side lenders; begin drafting Credit Agreement ("CA")	GS, N, BB, CGR
	■ Finalize CA and post to lenders (Week of 02/18)	GS, N, BB, CGR
	■ **Price and Allocate Term Loan B (Week of 02/18)**	GS, N
Week of 03/18	■ Ticking fee starts at 50% margin (31 days after pricing of the TLB)	Investors
Week of 04/01	■ Ticking fee steps up to 100% margin (46 days after pricing of the TLB)	Investors
Week of 05/27	■ **Fund the Term Loan B and Close M&A Transaction**	GS, N, BB, CGR

***N**: Nova* | ***GS**: Goldman Sachs* | ***BB**: Baker Botts* | ***CGR**: Cahill Gordon & Reindel*

Timeline Update 17

STRICTLY PRIVATE & CONFIDENTIAL

INVESTMENT BANKING DIVISION

Key Financing Deliverables

Deliverable	Description	Finalize By
Marketing Materials		
Lender Model	■ 3 years of historical financials and 5 year projection model — Provided to Ratings Agencies — Provided to private lenders	Week of 12/10/18
Bank Syndication Presentation *15 – 20 pages*	■ Transaction overview ■ Pro-forma corporate structure ■ Nova business overview ■ Ignite business overview ■ Key credit strengths / investment highlights ■ Historical performance and projections	Week of 12/10/18
Rating Agency Presentation ("RAP") *~50 pages*	■ Transaction overview ■ Pro-forma corporate structure ■ Industry overview ■ Nova business overview ■ Ignite business overview ■ Key credit strengths / investment highlights ■ Historical performance, financial policy and projections	Week of 01/21/19
Marketing Term Sheet	■ Detailed legal term sheet — Provided to Ratings Agencies — Provided to all lenders	Week of 01/21/19
Lender Presentation *40 – 50 pages*	■ Largely drawn from RAP, but without projections and agency-specific items	Week of 02/04/19
Private Supplement *4 – 5 pages*	■ Projections from the financial model, projection assumptions and projected credit metrics — Provided to private-side lenders only	Week of 02/04/19
Confidential Information Memorandum *60 – 70 pages*	■ Transaction overview ■ Pro-forma corporate structure ■ Industry overview ■ Nova business overview ■ Ignite business overview ■ Key credit strengths / investment highlights ■ Historical and pro forma financial summary ■ MD&A	Week of 02/04/19
Deal Documentation		
Commitment Papers	■ Final Commitment and Fee Letters	Week of 12/17/18
Loan Documentation	■ Credit Agreement ■ Guarantee and Security Agreements, Legal Opinions, Closing and Secretary's Certificates and other ancillary documents	Week of 02/18/19 Closing

Timeline Update

18

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Appendix A:  Additional Materials

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Overview of Financial Cases

Nova + Ignite

1 **Achievable Conservative Case:** Financing model that excludes all growth initiatives, but includes readily identifiable cost synergies (e.g., elimination of Ignite public company costs and redundancies); to be used with debt market

2 **Downside Conservative Case:** Haircut to revenue growth at both Ignite and Nova, in line with what is possible from a contracted revenue perspective

Key Assumptions

- Assumptions are the same as reviewed previously on 24-Oct-2018 except for
  - Dividend to family increased from $20 million to $30 million annually
  - Brian France shares (3,487,879 shares per Katherine Pace on 30-Oct-18) assumed to be purchased for cash, rather than rolled into the new company
- The original Achievable Conservative and Downside Conservative case are presented here and otherwise unchanged; scenario analysis for the two assumptions described above is provided on top of these existing two model cases
- Tax Rate: 24% (Consistent with C Corp Structure)
- Assumes $48.00/share purchase price, implying a ~27% premium to Ignite's share price of $37.86 as of 02-Nov-2018

Additional Materials

20

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Balance Sheet Capacity  Leverage Over Time ($ in billions unless otherwise noted)~15mm Family Shares Rolled | $30mm Dividend  Achievable Conservative Case Downside Conservative Case  Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium toIgnite’s share price of $37.86 as of 02-Nov-2018. Assumes 3,487,879 shares held by Brian France per Katherine Pace on 30-Oct-18.                      1 2          Gross De  bt / EB  GrossDebt  $ 1.7  $ 1.6  $ 1.5  $ 1.4  $ 1.3  (-) Cash  $(0.1)  $(0.2)  $(0.2)  $(0.2)  $(0.2)  Net Debt  $ 1.5  $ 1.5  $ 1.4  $ 1.3  $ 1.1  EBITDA($mm)  $ 324  $ 346  $ 358  $ 390  $ 415  ITDA  e  NGross Debt  t Debt$ 1.7  / EBITDA$ 1.6  $ 1.5  $ 1.5  $ 1.4  (-) Cash  $(0.1)  $(0.2)  $(0.2)  $(0.2)  $(0.2)  NetDebt  $ 1.5  $ 1.5  $ 1.4  $ 1.3  $ 1.2  EBITDA($mm)  $ 324  $ 346  $ 346  $ 342  $ 328                                  5.0 x  4.7 x  4.3 x  3.6 x  3.0 x  4.5 x  4.3 x  3.9 x  3.2 x  2.7 x                                  5.0 x  21  Additional Materials  4.7 x  4.5 x  4.3 x  4.2 x  4.5 x  4.3 x  4.0 x  3.8 x  3.8 x  PF  2019E  2020E  2021E  2022E  PF  2019E  2020E  2021E  2022E  (30-Jun-2019)          (30-Jun-2019)

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Balance Sheet Capacity  Leverage Over Time ($ in billions unless otherwise noted)~18mm Family Shares Rolled | $20mm Dividend  Achievable Conservative Case Downside Conservative Case          1 2  ITDA  e  NGross Debt  t Debt$ 1.5  / EBITDA$ 1.4  $ 1.3  $ 1.2  $ 1.2  (-) Cash  $(0.2)  $(0.2)  $(0.2)  $(0.2)  $(0.2)  NetDebt  $ 1.3  $ 1.3  $ 1.2  $ 1.1  $ 1.0  EBITDA($mm)  $ 324  $ 346  $ 346  $ 342  $ 328                      Gross De  bt / EB  GrossDebt  $ 1.5  $ 1.4  $ 1.3  $ 1.2  $ 1.0  (-) Cash  $(0.2)  $(0.2)  $(0.2)  $(0.2)  $(0.2)  Net Debt  $ 1.3  $ 1.3  $ 1.2  $ 1.0  $ 0.9  EBITDA($mm)  $ 324  $ 346  $ 358  $ 390  $ 415                                4.5 x  4.2 x  3.7 x  3.1 x  2.5 x  4.0 x  3.8 x  3.3 x  2.7 x  2.1 x                                  4.5 x  Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium toIgnite’s share price of $37.86 as of 02-Nov-2018.  Additional Materials  22  4.2 x  3.9 x  3.6 x  3.5 x  4.0 x  3.8 x  3.5 x  3.2 x  3.1 x  PF  2019E  2020E  2021E  2022E    PF  2019E  2020E  2021E  2022E  (30-Jun-2019)            (30-Jun-2019)

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Leverage Sensitivity

Assumes No Sponsor Equity | ~15mm Family Shares Rolled

Pro Forma Gross Leverage | Dividend Sensitivity

1 Achievable Conservative Case

Dividend Size ($mm)	PF (30-Jun-2019)	2019	2020	2021	2022
$ 10	4.96 x	4.67 x	4.19 x	3.46 x	2.84 x
$ 15	4.96 x	4.68 x	4.21 x	3.50 x	2.89 x
$ 20	4.96 x	4.69 x	4.23 x	3.53 x	2.93 x
$ 25	4.96 x	4.69 x	4.25 x	3.56 x	2.98 x
$ 30	4.96 x	4.70 x	4.27 x	3.60 x	3.02 x

2 Downside Conservative Case

Dividend Size ($mm)	PF (30-Jun-2019)	2019	2020	2021	2022
$ 10	4.96 x	4.67 x	4.36 x	4.11 x	4.00 x
$ 15	4.96 x	4.68 x	4.39 x	4.15 x	4.05 x
$ 20	4.96 x	4.69 x	4.41 x	4.19 x	4.11 x
$ 25	4.96 x	4.69 x	4.43 x	4.23 x	4.17 x
$ 30	4.96 x	4.70 x	4.45 x	4.27 x	4.23 x

Pro Forma Gross Leverage | Interest Rate Sensitivity[1]

1 Achievable Conservative Case

Change in 2023E LIBOR	PF (30-Jun-2019)	2019	2020	2021	2022
-100bp	4.96 x	4.70 x	4.27 x	3.58 x	2.98 x
-50bp	4.96 x	4.70 x	4.27 x	3.59 x	3.00 x
+0bp	4.96 x	4.70 x	4.27 x	3.60 x	3.02 x
+50bp	4.96 x	4.70 x	4.28 x	3.61 x	3.04 x
+100bp	4.96 x	4.70 x	4.28 x	3.62 x	3.07 x
+150bp	4.96 x	4.70 x	4.29 x	3.63 x	3.09 x
+200bp	4.96 x	4.70 x	4.29 x	3.64 x	3.11 x

2 Downside Conservative Case

Change in 2023E LIBOR	PF (30-Jun-2019)	2019	2020	2021	2022
-100bp	4.96 x	4.70 x	4.44 x	4.24 x	4.17 x
-50bp	4.96 x	4.70 x	4.45 x	4.25 x	4.20 x
+0bp	4.96 x	4.70 x	4.45 x	4.27 x	4.23 x
+50bp	4.96 x	4.70 x	4.46 x	4.28 x	4.25 x
+100bp	4.96 x	4.70 x	4.46 x	4.29 x	4.28 x
+150bp	4.96 x	4.70 x	4.47 x	4.31 x	4.31 x
+200bp	4.96 x	4.70 x	4.47 x	4.32 x	4.34 x

Note: Market data as of 02-Nov-2018. Dividend sizes represent annual numbers. Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite's share price of $37.86 as of 02-Nov-2018. Assumes 3,487,879 shares held by Brian France per Katherine Pace on 30-Oct-18.

[1] Assumes no interest rate change in 2019, 25% in 2020, 50% in 2021, 75% in 2022 and 100% in 2023+. Assumes $30mm dividend.

Additional Materials 23

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

Leverage Sensitivity

Assumes No Sponsor Equity | ~18mm Family Shares Rolled

Pro Forma Gross Leverage | Dividend Sensitivity

1 Achievable Conservative Case

Dividend Size ($mm)	PF (30-Jun-2019)	2019	2020	2021	2022
$ 10	4.48 x	4.18 x	3.69 x	2.98 x	2.37 x
$ 15	4.48 x	4.18 x	3.71 x	3.02 x	2.42 x
$ 20	4.48 x	4.19 x	3.73 x	3.05 x	2.46 x
$ 25	4.48 x	4.20 x	3.75 x	3.09 x	2.51 x
$ 30	4.48 x	4.21 x	3.77 x	3.12 x	2.55 x

2 Downside Conservative Case

Dividend Size ($mm)	PF (30-Jun-2019)	2019	2020	2021	2022
$ 10	4.48 x	4.18 x	3.85 x	3.57 x	3.40 x
$ 15	4.48 x	4.18 x	3.87 x	3.60 x	3.46 x
$ 20	4.48 x	4.19 x	3.89 x	3.64 x	3.52 x
$ 25	4.48 x	4.20 x	3.91 x	3.68 x	3.58 x
$ 30	4.48 x	4.21 x	3.94 x	3.72 x	3.63 x

Pro Forma Gross Leverage | Interest Rate Sensitivity[1]

1 Achievable Conservative Case

Change in 2023E LIBOR	PF (30-Jun-2019)	2019	2020	2021	2022
-100bp	4.48 x	4.19 x	3.72 x	3.03 x	2.43 x
-50bp	4.48 x	4.19 x	3.73 x	3.04 x	2.45 x
+0bp	4.48 x	4.19 x	3.73 x	3.05 x	2.46 x
+50bp	4.48 x	4.19 x	3.73 x	3.06 x	2.48 x
+100bp	4.48 x	4.19 x	3.74 x	3.07 x	2.50 x
+150bp	4.48 x	4.19 x	3.74 x	3.08 x	2.52 x
+200bp	4.48 x	4.19 x	3.75 x	3.09 x	2.53 x

2 Downside Conservative Case

Change in 2023E LIBOR	PF (30-Jun-2019)	2019	2020	2021	2022
-100bp	4.48 x	4.19 x	3.88 x	3.62 x	3.47 x
-50bp	4.48 x	4.19 x	3.89 x	3.63 x	3.49 x
+0bp	4.48 x	4.19 x	3.89 x	3.64 x	3.52 x
+50bp	4.48 x	4.19 x	3.89 x	3.65 x	3.54 x
+100bp	4.48 x	4.19 x	3.90 x	3.67 x	3.56 x
+150bp	4.48 x	4.19 x	3.90 x	3.68 x	3.59 x
+200bp	4.48 x	4.19 x	3.91 x	3.69 x	3.61 x

Note: Market data as of 02-Nov-2018. Dividend sizes represent annual numbers. Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite's share price of $37.86 as of 02-Nov-2018.

[1] Assumes no interest rate change in 2019, 25% in 2020, 50% in 2021, 75% in 2022 and 100% in 2023+. Assumes $20mm dividend.

Additional Materials

24

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Achievable Conservative Case ($ in millions)~15mm Shares Rolled | $30mm Dividend  Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite’s share  Summary Financial Profile    1  price of $37.86 as of 02-Nov-2018. Assumes 3,487,879 shares held by Brian France per Katherine Pace on 30-Oct-18.Additional Materials  25           PF                     CY (ending 12/31)  2016A  2017A  2018E  (30-Jun-19)  2019E  2020E  2021E  2022E  2023E  2024E  2025E     '19E - '25E                              Adj. EBITDA  $ 334  $ 329  $ 324  $ 335  $ 346  $ 358  $ 390  $ 415  $ 426  $ 442  $ 459     5.8%   % Margin  23.4%  23.1%  22.2%  22.5%  22.7%  22.9%  24.0%  24.5%  24.2%  24.2%  24.1 %      Adj. EBITDA - Capex  $ 181  $ 169  $ 167  $ 196  $ 225  $ 243  $ 273  $ 295  $ 303  $ 314  $ 326     7.7%   % Margin  12.7%  11.9%  11.4%  13.1%  14.8%  15.6%  16.8%  17.4%  17.2%  17.2%  17.1 %      Free Cash Flow           H2 2019E                   Adj. EBITDA          $ 173  $ 358  $ 390  $ 415  $ 426  $ 442  $ 459      (-) Interest Expense          (46)  (90)  (82)  (74)  (66)  (57)  (46)      (+) Interest Income          0  1  1  1  1  1  1      (-) Cash Taxes          (12)  (27)  (35)  (41)  (44)  (49)  (53)      (-) Capital Expenditures          (60)  (115)  (117)  (120)  (123)  (128)  (133)      (-) Dividends          (15)  (30)  (30)  (30)  (30)  (30)  (30)      Levered Free Cash Flow          $ 39  $ 97  $ 126  $ 150  $ 164  $ 180  $ 197      % Conversion          22.8%  27.2%  32.3%  36.1%  38.5%  40.7%  42.9 %       PF Balance Sheet (30-Jun-19) 2019E 2020E 2021E 2022E 2023E 2024E 2025E                            New Revolver  $ 0        $ 0  $ 0  $ 0  $ 0  $ 0  $ 0  $ 0      New First Lien Term Loan  1,662        1,626  1,529  1,404  1,254  1,091  912  716      Total Debt  $ 1,662        $ 1,626  $ 1,529  $ 1,404  $ 1,254  $ 1,091  $ 912  $ 716      (-) Cash and Cash Equivalents  (147)        (150)  (150)  (150)  (150)  (150)  (150)  (150)      Net Debt  $ 1,515        $ 1,476  $ 1,379  $ 1,254  $ 1,104  $ 941  $ 762  $ 566       Credit Statistics                             Total Debt / EBITDA  5.0 x        4.7 x  4.3 x  3.6 x  3.0 x  2.6 x  2.1 x  1.6 x      Net Debt / EBITDA  4.5        4.3  3.9  3.2  2.7  2.2  1.7  1.2      S&P Adj. Debt / EBITDA  4.8        4.5  4.1  3.4  2.9  2.4  1.9  1.4      Moody's Adj. Debt / EBITDA  4.6        4.4  4.0  3.4  2.9  2.5  2.0  1.6      EBITDA / Interest          3.7 x  4.0 x  4.7 x  5.6 x  6.5 x  7.8 x  10.0 x      (EBITDA - Capex) / Interest          3.7  4.0  4.7  5.6  6.5  7.8  10.0      FCF / Total Debt          2.4%  6.4%  9.0%  12.0%  15.0%  19.7%  27.5 %      Cumulative FCF / Initial Total Debt          2.4%  8.2%  15.8%  24.8%  34.7%  45.5%  57.4%

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Achievable Conservative Case ($ in millions)~15mm Shares Rolled | $30mm Dividend | 2023E Interest Expense Increases 200bp  Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite’s share price of $37.86 as of 02-Nov-2018. Assumes 3,487,879 shares held by Brian France per Katherine Pace on 30-Oct-18. Assumes no interest rate change in 2019, 25% in 2020, 50% in 2021, 75% in  Summary Financial Profile    1        A 200bps increase in interest expense reduces cash available for debt pay down by~$15 -$20mm per year   PF    '19E - '25E   5.8%    7.7 %               CY (ending 12/31) 2016A 2017A 2018E (30-Jun-19) 2019E 2020E 2021E 2022E 2023E 2024E 2025E                                                Adj. EBITDA  $ 334  $ 329  $ 324  $ 335  $ 346  $ 358  $ 390  $ 415  $ 426  $ 442  $ 459  % Margin  23.4%  23.1%  22.2%  22.5%  22.7%  22.9%  24.0%  24.5%  24.2%  24.2%  24.1 %  Adj. EBITDA - Capex  $ 181  $ 169  $ 167  $ 196  $ 225  $ 243  $ 273  $ 295  $ 303  $ 314  $ 326  % Margin  12.7%  11.9%  11.4%  13.1%  14.8%  15.6%  16.8%  17.4%  17.2%  17.2%  17.1 %  Free Cash Flow           H2 2019E               Adj. EBITDA          $ 173  $ 358  $ 390  $ 415  $ 426  $ 442  $ 459  (-) Interest Expense          (46)  (98)  (98)  (96)  (93)  (82)  (69)  (+) Interest Income          0  1  1  1  1  1  1  (-) Cash Taxes          (12)  (25)  (31)  (36)  (38)  (43)  (48)  (-) Capital Expenditures          (60)  (115)  (117)  (120)  (123)  (128)  (133)  (-) Dividends          (15)  (30)  (30)  (30)  (30)  (30)  (30)  Levered Free Cash Flow          $ 39  $ 91  $ 114  $ 133  $ 144  $ 161  $ 180  % Conversion          22.8%  25.5%  29.3%  32.2%  33.7%  36.4%  39.2 %   PF Balance Sheet (30-Jun-19) 2019E 2020E 2021E 2022E 2023E 2024E 2025E                        New Revolver  $ 0        $ 0  $ 0  $ 0  $ 0  $ 0  $ 0  $ 0  New First Lien Term Loan  1,662        1,626  1,535  1,421  1,289  1,146  986  807  Total Debt  $ 1,662        $ 1,626  $ 1,535  $ 1,421  $ 1,289  $ 1,146  $ 986  $ 807  (-) Cash and Cash Equivalents  (147)        (150)  (150)  (150)  (150)  (150)  (150)  (150)  Net Debt  $ 1,515        $ 1,476  $ 1,385  $ 1,271  $ 1,139  $ 996  $ 836  $ 657   Credit Statistics                         Total Debt / EBITDA  5.0 x        4.7 x  4.3 x  3.6 x  3.1 x  2.7 x  2.2 x  1.8 x  Net Debt / EBITDA  4.5        4.3  3.9  3.3  2.7  2.3  1.9  1.4  S&P Adj. Debt / EBITDA  4.8        4.5  4.1  3.5  2.9  2.5  2.1  1.6  Moody's Adj. Debt / EBITDA  4.6        4.4  4.1  3.5  3.0  2.6  2.2  1.8  EBITDA / Interest          3.7 x  3.7 x  4.0 x  4.3 x  4.6 x  5.4 x  6.7 x  (EBITDA - Capex) / Interest          3.7  3.7  4.0  4.3  4.6  5.4  6.7  FCF / Total Debt          2.4%  5.9%  8.0%  10.3%  12.5%  16.3%  22.3 %  Cumulative FCF / Initial Total Debt          2.4%  7.9%  14.7%  22.8%  31.4%  41.1%  51.9%  2022 and 100% in 2023+.Additional Materials  26

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Achievable Conservative Case ($ in millions)~18mm Shares Rolled | $20mm Dividend  Summary Financial Profile    1  Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite’s share price of $37.86 as of 02-Nov-2018.Additional Materials  27           PF                     CY (ending 12/31)  2016A  2017A  2018E  (30-Jun-19)  2019E  2020E  2021E  2022E  2023E  2024E  2025E     '19E - '25E                              Adj. EBITDA  $ 334  $ 329  $ 324  $ 335  $ 346  $ 358  $ 390  $ 415  $ 426  $ 442  $ 459     5.8%   % Margin  23.4%  23.1%  22.2%  22.5%  22.7%  22.9%  24.0%  24.5%  24.2%  24.2%  24.1 %      Adj. EBITDA - Capex  $ 181  $ 169  $ 167  $ 196  $ 225  $ 243  $ 273  $ 295  $ 303  $ 314  $ 326     7.7%   % Margin  12.7%  11.9%  11.4%  13.1%  14.8%  15.6%  16.8%  17.4%  17.2%  17.2%  17.1 %      Free Cash Flow           H2 2019E                   Adj. EBITDA          $ 173  $ 358  $ 390  $ 415  $ 426  $ 442  $ 459      (-) Interest Expense          (41)  (79)  (71)  (62)  (52)  (41)  (30)      (+) Interest Income          0  1  1  1  1  1  1      (-) Cash Taxes          (13)  (29)  (38)  (44)  (48)  (52)  (57)      (-) Capital Expenditures          (60)  (115)  (117)  (120)  (123)  (128)  (133)      (-) Dividends          (10)  (20)  (20)  (20)  (20)  (20)  (20)      Levered Free Cash Flow          $ 48  $ 115  $ 145  $ 170  $ 184  $ 201  $ 220      % Conversion          27.8%  32.2%  37.2%  40.9%  43.3%  45.5%  47.9 %       PF Balance Sheet (30-Jun-19) 2019E 2020E 2021E 2022E 2023E 2024E 2025E                            New Revolver  $ 0        $ 0  $ 0  $ 0  $ 0  $ 0  $ 0  $ 0      New First Lien Term Loan  1,500        1,449  1,335  1,191  1,022  838  637  419      Total Debt  $ 1,500        $ 1,449  $ 1,335  $ 1,191  $ 1,022  $ 838  $ 637  $ 419      (-) Cash and Cash Equivalents  (153)        (150)  (150)  (150)  (150)  (150)  (150)  (150)      Net Debt  $ 1,347        $ 1,299  $ 1,185  $ 1,041  $ 872  $ 688  $ 487  $ 269       Credit Statistics                             Total Debt / EBITDA  4.5 x        4.2 x  3.7 x  3.1 x  2.5 x  2.0 x  1.4 x  0.9 x      Net Debt / EBITDA  4.0        3.8  3.3  2.7  2.1  1.6  1.1  0.6      S&P Adj. Debt / EBITDA  4.3        4.0  3.5  2.9  2.3  1.8  1.3  0.7      Moody's Adj. Debt / EBITDA  4.2        4.0  3.5  2.9  2.4  1.9  1.5  1.0      EBITDA / Interest          4.2 x  4.5 x  5.5 x  6.7 x  8.2 x  10.7 x  15.5 x      (EBITDA - Capex) / Interest          4.2  4.5  5.5  6.7  8.2  10.7  15.5      FCF / Total Debt          3.3%  8.6%  12.2%  16.6%  22.0%  31.6%  52.5 %      Cumulative FCF / Initial Total Debt          3.2%  10.9%  20.6%  31.9%  44.2%  57.6%  72.2%

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Achievable Conservative Case ($ in millions)~18mm Shares Rolled | $20mm Dividend | 2023E Interest Expense Increases 200bp  Summary Financial Profile    1        A 200bps increase in interest expense reduces cash available for debt pay down by~$10 -$15mm per year   PF    '19E - '25E   5.8%    7.7 %               CY (ending 12/31) 2016A 2017A 2018E (30-Jun-19) 2019E 2020E 2021E 2022E 2023E 2024E 2025E                                                Adj. EBITDA  $ 334  $ 329  $ 324  $ 335  $ 346  $ 358  $ 390  $ 415  $ 426  $ 442  $ 459  % Margin  23.4%  23.1%  22.2%  22.5%  22.7%  22.9%  24.0%  24.5%  24.2%  24.2%  24.1 %  Adj. EBITDA - Capex  $ 181  $ 169  $ 167  $ 196  $ 225  $ 243  $ 273  $ 295  $ 303  $ 314  $ 326  % Margin  12.7%  11.9%  11.4%  13.1%  14.8%  15.6%  16.8%  17.4%  17.2%  17.2%  17.1 %  Free Cash Flow           H2 2019E               Adj. EBITDA          $ 173  $ 358  $ 390  $ 415  $ 426  $ 442  $ 459  (-) Interest Expense          (41)  (86)  (84)  (80)  (73)  (60)  (45)  (+) Interest Income          0  1  1  1  1  1  1  (-) Cash Taxes          (13)  (28)  (34)  (40)  (42)  (48)  (54)  (-) Capital Expenditures          (60)  (115)  (117)  (120)  (123)  (128)  (133)  (-) Dividends          (10)  (20)  (20)  (20)  (20)  (20)  (20)  Levered Free Cash Flow          $ 48  $ 110  $ 135  $ 156  $ 168  $ 187  $ 208  % Conversion          27.8%  30.7%  34.6%  37.5%  39.4%  42.3%  45.3 %   PF Balance Sheet (30-Jun-19) 2019E 2020E 2021E 2022E 2023E 2024E 2025E                        New Revolver  $ 0        $ 0  $ 0  $ 0  $ 0  $ 0  $ 0  $ 0  New First Lien Term Loan  1,500        1,449  1,340  1,206  1,051  884  697  491  Total Debt  $ 1,500        $ 1,449  $ 1,340  $ 1,206  $ 1,051  $ 884  $ 697  $ 491  (-) Cash and Cash Equivalents  (153)        (150)  (150)  (150)  (150)  (150)  (150)  (150)  Net Debt  $ 1,347        $ 1,299  $ 1,190  $ 1,056  $ 901  $ 734  $ 547  $ 341   Credit Statistics                         Total Debt / EBITDA  4.5 x        4.2 x  3.7 x  3.1 x  2.5 x  2.1 x  1.6 x  1.1 x  Net Debt / EBITDA  4.0        3.8  3.3  2.7  2.2  1.7  1.2  0.7  S&P Adj. Debt / EBITDA  4.3        4.0  3.6  2.9  2.4  1.9  1.4  0.9  Moody's Adj. Debt / EBITDA  4.2        4.0  3.6  3.0  2.5  2.0  1.6  1.1  EBITDA / Interest          4.2 x  4.1 x  4.6 x  5.2 x  5.8 x  7.3 x  10.1 x  (EBITDA - Capex) / Interest          4.2  4.1  4.6  5.2  5.8  7.3  10.1  FCF / Total Debt          3.3%  8.2%  11.2%  14.8%  19.0%  26.8%  42.3 %  Cumulative FCF / Initial Total Debt          3.2%  10.5%  19.5%  29.9%  41.1%  53.6%  67.4 %  Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite’s share price of $37.86 as of 02-Nov-2018. Assumes no interest rate change in 2019, 25% in 2020, 50% in 2021, 75% in 2022 and 100% in 2023+.Additional Materials  28

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Downside Conservative Case ($ in millions)~15mm Shares Rolled | $30mm Dividend  Summary Financial Profile    2  Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite’s share price of $37.86 as of 02-Nov-2018. Assumes 3,487,879 shares held by Brian France per Katherine Pace on 30-Oct-18.Additional Materials  29           PF                     CY (ending 12/31)  2016A  2017A  2018E  (30-Jun-19)  2019E  2020E  2021E  2022E  2023E  2024E  2025E     '19E - '25E                              Adj. EBITDA  $ 334  $ 329  $ 324  $ 335  $ 346  $ 346  $ 342  $ 328  $ 314  $ 304  $ 295     (3.1)%   % Margin  23.4%  23.1%  22.2%  22.5%  22.7%  23.5%  24.0%  23.8%  23.6%  23.7%  23.8 %      Adj. EBITDA - Capex  $ 181  $ 169  $ 167  $ 196  $ 225  $ 231  $ 224  $ 208  $ 191  $ 185  $ 180     (4.4)%   % Margin  12.7%  11.9%  11.4%  13.1%  14.8%  15.7%  15.8%  15.1%  14.3%  14.4%  14.5 %      Free Cash Flow           H2 2019E                   Adj. EBITDA          $ 173  $ 346  $ 342  $ 328  $ 314  $ 304  $ 295      (-) Interest Expense          (46)  (90)  (84)  (80)  (76)  (74)  (71)      (+) Interest Income          0  1  1  1  1  1  1      (-) Cash Taxes          (12)  (26)  (28)  (27)  (25)  (24)  (24)      (-) Capital Expenditures          (60)  (115)  (117)  (120)  (123)  (119)  (115)      (-) Dividends          (15)  (30)  (30)  (30)  (30)  (30)  (30)      Levered Free Cash Flow          $ 39  $ 86  $ 83  $ 72  $ 60  $ 58  $ 56      % Conversion          22.8%  24.8%  24.3%  22.1%  19.1%  19.0%  19.0 %       PF Balance Sheet (30-Jun-19) 2019E 2020E 2021E 2022E 2023E 2024E 2025E                            New Revolver  $ 0        $ 0  $ 0  $ 0  $ 0  $ 0  $ 0  $ 0      New First Lien Term Loan  1,662        1,626  1,540  1,458  1,386  1,327  1,270  1,215      Total Debt  $ 1,662        $ 1,626  $ 1,540  $ 1,458  $ 1,386  $ 1,327  $ 1,270  $ 1,215      (-) Cash and Cash Equivalents  (147)        (150)  (150)  (150)  (150)  (150)  (150)  (150)      Net Debt  $ 1,515        $ 1,476  $ 1,390  $ 1,308  $ 1,236  $ 1,177  $ 1,120  $ 1,065       Credit Statistics                             Total Debt / EBITDA  5.0 x        4.7 x  4.5 x  4.3 x  4.2 x  4.2 x  4.2 x  4.1 x      Net Debt / EBITDA  4.5        4.3  4.0  3.8  3.8  3.8  3.7  3.6      S&P Adj. Debt / EBITDA  4.8        4.5  4.3  4.1  4.0  4.0  4.0  3.9      Moody's Adj. Debt / EBITDA  4.6        4.4  4.2  4.0  4.0  4.0  3.9  3.9      EBITDA / Interest          3.7 x  3.8 x  4.1 x  4.1 x  4.1 x  4.1 x  4.2 x      (EBITDA - Capex) / Interest          3.7  3.8  4.1  4.1  4.1  4.1  4.2      FCF / Total Debt          2.4%  5.6%  5.7%  5.2%  4.5%  4.6%  4.6 %      Cumulative FCF / Initial Total Debt          2.4%  7.5%  12.5%  16.9%  20.5%  24.0%  27.3%

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

2 Summary Financial Profile

Downside Conservative Case ($ in millions)

~15mm Shares Rolled | $30mm Dividend | 2023E Interest Expense Increases 200bp

CY (ending 12/31)	2016A	2017A	2018E	PF (30-Jun-19)	2019E	2020E	2021E	2022E	2023E	2024E	2025E	'19E - '25E
Adj. EBITDA	$ 334	$ 329	$ 324	$ 335	$ 346	$ 346	$ 342	$ 328	$ 314	$ 304	$ 295	*(3.1)%*
% Margin	*23.4 %*	*23.1 %*	*22.2 %*	*22.5 %*	*22.7 %*	*23.5 %*	*24.0 %*	*23.8 %*	*23.6 %*	*23.7 %*	*23.8 %*	
Adj. EBITDA - Capex	$ 181	$ 169	$ 167	$ 196	$ 225	$ 231	$ 224	$ 208	$ 191	$ 185	$ 180	*(4.4)%*
% Margin	*12.7 %*	*11.9 %*	*11.4 %*	*13.1 %*	*14.8 %*	*15.7 %*	*15.8 %*	*15.1 %*	*14.3 %*	*14.4 %*	*14.5 %*	

Free Cash Flow	H2 2019E	2020E	2021E	2022E	2023E	2024E	2025E
Adj. EBITDA	$ 173	$ 346	$ 342	$ 328	$ 314	$ 304	$ 295
(-) Interest Expense	(46)	(98)	(100)	(103)	(107)	(105)	(103)
(+) Interest Income	0	1	1	1	1	1	1
(-) Cash Taxes	(12)	(24)	(24)	(21)	(18)	(17)	(16)
(-) Capital Expenditures	(60)	(115)	(117)	(120)	(123)	(119)	(115)
(-) Dividends	(15)	(30)	(30)	(30)	(30)	(30)	(30)
Levered Free Cash Flow	$ 39	$ 80	$ 71	$ 55	$ 37	$ 34	$ 31
% Conversion	*22.8 %*	*23.0 %*	*20.8 %*	*16.7 %*	*11.7 %*	*11.2 %*	*10.6 %*

Balance Sheet	PF (30-Jun-19)	2019E	2020E	2021E	2022E	2023E	2024E	2025E
New Revolver	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0
New First Lien Term Loan	1,662	1,626	1,547	1,476	1,422	1,386	1,353	1,323
Total Debt	$ 1,662	$ 1,626	$ 1,547	$ 1,476	$ 1,422	$ 1,386	$ 1,353	$ 1,323
(-) Cash and Cash Equivalents	(147)	(150)	(150)	(150)	(150)	(150)	(150)	(150)
Net Debt	$ 1,515	$ 1,476	$ 1,397	$ 1,326	$ 1,272	$ 1,236	$ 1,203	$ 1,173
Credit Statistics								
Total Debt / EBITDA	5.0 x	4.7 x	4.5 x	4.3 x	4.3 x	4.4 x	4.5 x	4.5 x
Net Debt / EBITDA	4.5	4.3	4.0	3.9	3.9	3.9	4.0	4.0
S&P Adj. Debt / EBITDA	4.8	4.5	4.3	4.1	4.1	4.2	4.2	4.3
Moody's Adj. Debt / EBITDA	4.6	4.4	4.2	4.1	4.1	4.1	4.2	4.2
EBITDA / Interest		3.7 x	3.5 x	3.4 x	3.2 x	2.9 x	2.9 x	2.9 x
(EBITDA - Capex) / Interest		3.7	3.5	3.4	3.2	2.9	2.9	2.9
FCF / Total Debt		*2.4 %*	*5.2 %*	*4.8 %*	*3.8 %*	*2.6 %*	*2.5 %*	*2.4 %*
Cumulative FCF / Initial Total Debt		*2.4 %*	*7.2 %*	*11.4 %*	*14.7 %*	*16.9 %*	*19.0 %*	*20.9 %*

A 200bps increase in interest expense reduces cash available for debt pay down by ~$20 - 25mm per year

Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite's share price of $37.86 as of 02-Nov-2018. Assumes 3,487,879 shares held by Brian France per Katherine Pace on 30-Oct-18. Assumes no interest rate change in 2019, 25% in 2020, 50% in 2021, 75% in 2022 and 100% in 2023+.

Additional Materials

30

                                                     STRICTLY PRIVATE & CONFIDENTIAL  Downside Conservative Case ($ in millions)~18mm Shares Rolled | $20mm Dividend  Summary Financial Profile    2  Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite’s share price of $37.86 as of 02-Nov-2018.Additional Materials  31           PF                     CY (ending 12/31)  2016A  2017A  2018E  (30-Jun-19)  2019E  2020E  2021E  2022E  2023E  2024E  2025E     '19E - '25E                              Adj. EBITDA  $ 334  $ 329  $ 324  $ 335  $ 346  $ 346  $ 342  $ 328  $ 314  $ 304  $ 295     (3.1)%   % Margin  23.4%  23.1%  22.2%  22.5%  22.7%  23.5%  24.0%  23.8%  23.6%  23.7%  23.8 %      Adj. EBITDA - Capex  $ 181  $ 169  $ 167  $ 196  $ 225  $ 231  $ 224  $ 208  $ 191  $ 185  $ 180     (4.4)%   % Margin  12.7%  11.9%  11.4%  13.1%  14.8%  15.7%  15.8%  15.1%  14.3%  14.4%  14.5 %      Free Cash Flow           H2 2019E                   Adj. EBITDA          $ 173  $ 346  $ 342  $ 328  $ 314  $ 304  $ 295      (-) Interest Expense          (41)  (79)  (73)  (67)  (62)  (58)  (54)      (+) Interest Income          0  1  1  1  1  1  1      (-) Cash Taxes          (13)  (29)  (30)  (30)  (28)  (28)  (28)      (-) Capital Expenditures          (60)  (115)  (117)  (120)  (123)  (119)  (115)      (-) Dividends          (10)  (20)  (20)  (20)  (20)  (20)  (20)      Levered Free Cash Flow          $ 48  $ 104  $ 102  $ 92  $ 81  $ 79  $ 78      % Conversion          27.8%  30.1%  29.8%  28.0%  25.7%  26.1%  26.6 %       PF Balance Sheet (30-Jun-19) 2019E 2020E 2021E 2022E 2023E 2024E 2025E                            New Revolver  $ 0        $ 0  $ 0  $ 0  $ 0  $ 0  $ 0  $ 0      New First Lien Term Loan  1,500        1,449  1,346  1,245  1,154  1,074  995  918      Total Debt  $ 1,500        $ 1,449  $ 1,346  $ 1,245  $ 1,154  $ 1,074  $ 995  $ 918      (-) Cash and Cash Equivalents  (153)        (150)  (150)  (150)  (150)  (150)  (150)  (150)      Net Debt  $ 1,347        $ 1,299  $ 1,196  $ 1,095  $ 1,004  $ 924  $ 845  $ 768       Credit Statistics                             Total Debt / EBITDA  4.5 x        4.2 x  3.9 x  3.6 x  3.5 x  3.4 x  3.3 x  3.1 x      Net Debt / EBITDA  4.0        3.8  3.5  3.2  3.1  2.9  2.8  2.6      S&P Adj. Debt / EBITDA  4.3        4.0  3.7  3.4  3.3  3.2  3.0  2.9      Moody's Adj. Debt / EBITDA  4.2        4.0  3.7  3.5  3.3  3.3  3.1  3.0      EBITDA / Interest          4.2 x  4.4 x  4.7 x  4.9 x  5.0 x  5.2 x  5.4 x      (EBITDA - Capex) / Interest          4.2  4.4  4.7  4.9  5.0  5.2  5.4      FCF / Total Debt          3.3%  7.7%  8.2%  8.0%  7.5%  8.0%  8.5 %      Cumulative FCF / Initial Total Debt          3.2%  10.1%  16.9%  23.1%  28.4%  33.7%  39.0%

STRICTLY PRIVATE & CONFIDENTIAL

Goldman Sachs

INVESTMENT BANKING DIVISION

2 Summary Financial Profile

Downside Conservative Case ($ in millions)

~18mm Shares Rolled | $20mm Dividend | 2023E Interest Expense Increases 200bp

CY (ending 12/31)	2016A	2017A	2018E	PF (30-Jun-19)	2019E	2020E	2021E	2022E	2023E	2024E	2025E	'19E - '25E
Adj. EBITDA	$ 334	$ 329	$ 324	$ 335	$ 346	$ 346	$ 342	$ 328	$ 314	$ 304	$ 295	(3.1)%
% Margin	*23.4 %*	*23.1 %*	*22.2 %*	*22.5 %*	*22.7 %*	*23.5 %*	*24.0 %*	*23.8 %*	*23.6 %*	*23.7 %*	*23.8 %*	
Adj. EBITDA - Capex	$ 181	$ 169	$ 167	$ 196	$ 225	$ 231	$ 224	$ 208	$ 191	$ 185	$ 180	(4.4)%
% Margin	*12.7 %*	*11.9 %*	*11.4 %*	*13.1 %*	*14.8 %*	*15.7 %*	*15.8 %*	*15.1 %*	*14.3 %*	*14.4 %*	*14.5 %*	
Free Cash Flow					**H2 2019E**							
Adj. EBITDA					$ 173	$ 346	$ 342	$ 328	$ 314	$ 304	$ 295	
(-) Interest Expense					(41)	(87)	(86)	(87)	(88)	(84)	(80)	
(+) Interest Income					0	1	1	1	1	1	1	
(-) Cash Taxes					(13)	(27)	(27)	(25)	(22)	(22)	(22)	
(-) Capital Expenditures					(60)	(115)	(117)	(120)	(123)	(119)	(115)	
(-) Dividends					(10)	(20)	(20)	(20)	(20)	(20)	(20)	
Levered Free Cash Flow					$ 48	$ 99	$ 92	$ 77	$ 61	$ 60	$ 59	
% Conversion					*27.8 %*	*28.5 %*	*26.8 %*	*23.5 %*	*19.5 %*	*19.8 %*	*20.1 %*	
Balance Sheet				**PF (30-Jun-19)**	**2019E**	**2020E**	**2021E**	**2022E**	**2023E**	**2024E**	**2025E**	
New Revolver				$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	
New First Lien Term Loan				1,500	1,449	1,352	1,261	1,184	1,124	1,065	1,006	
Total Debt				$ 1,500	$ 1,449	$ 1,352	$ 1,261	$ 1,184	$ 1,124	$ 1,065	$ 1,006	
(-) Cash and Cash Equivalents				(153)	(150)	(150)	(150)	(150)	(150)	(150)	(150)	
Net Debt				$ 1,347	$ 1,299	$ 1,202	$ 1,111	$ 1,034	$ 974	$ 915	$ 856	
Credit Statistics												
Total Debt / EBITDA				4.5 x	4.2 x	3.9 x	3.7 x	3.6 x	3.6 x	3.5 x	3.4 x	
Net Debt / EBITDA				4.0	3.8	3.5	3.3	3.2	3.1	3.0	2.9	
S&P Adj. Debt / EBITDA				4.3	4.0	3.7	3.5	3.4	3.4	3.3	3.2	
Moody's Adj. Debt / EBITDA				4.2	4.0	3.7	3.5	3.4	3.4	3.3	3.2	
EBITDA / Interest					4.2 x	4.0 x	4.0 x	3.8 x	3.6 x	3.6 x	3.7 x	
(EBITDA - Capex) / Interest					4.2	4.0	4.0	3.8	3.6	3.6	3.7	
FCF / Total Debt					*3.3 %*	*7.3 %*	*7.3 %*	*6.5 %*	*5.4 %*	*5.6 %*	*5.9 %*	
Cumulative FCF / Initial Total Debt					*3.2 %*	*9.8 %*	*15.9 %*	*21.0 %*	*25.1 %*	*29.1 %*	*33.1 %*	

A 200bps increase in interest expense reduces cash available for debt pay down by ~$15 - 20mm per year

Note: Market data as of 02-Nov-2018. Adj. EBITDA includes Casino income (~30mm per year). Assumes transaction close 30-Jun-2019 at $48.00/share, implying a ~27% premium to Ignite's share price of $37.86 as of 02-Nov-2018. Assumes no interest rate change in 2019, 25% in 2020, 50% in 2021, 75% in 2022 and 100% in 2023+.

Additional Materials

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